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                               [B&H LETTERHEAD]


                                July 23, 1997



EchoStar DBS Corporation
EchoStar Communications Corporation
EchoStar Satellite Broadcasting Corporation
Dish, Ltd.
90 Inverness Circle East
Englewood, CO 80112-5300

    RE:  12 1/2% SENIOR SECURED NOTES DUE 2002

Ladies and Gentlemen:

    As special outside counsel for EchoStar DBS Corporation, a Colorado corporation (the "Issuer"), EchoStar Communications Corporation, a Nevada corporation, EchoStar Satellite Broadcasting Corporation, a Colorado corporation and Dish, Ltd., a Nevada corporation (collectively, the "Guarantors"), we are familiar with the Issuer's and the Guarantors' Registration Statement on Form S-4 (the "Registration Statement"), filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the Issuer's proposed offer to exchange up to $375,000,000 in aggregate principal amount of its new 12 1/2% Senior Secured Notes due 2002 (the "Exchange Notes") for up to $375,000,000 in aggregate principal amount of its outstanding 12 1/2% Senior Secured Notes due 2002 and the related guarantees of the Exchange
Notes by the Guarantors (the "Guarantees").

    We have reviewed such matters of fact and law as we deem necessary to render this opinion.

    Based upon the foregoing, we are of the opinion that:

    1. The Exchange Notes, when issued pursuant to the indenture among the Issuer, the Guarantors and First Trust National Association, as Trustee, in the form filed as an exhibit to the Registration Statement (the "Indenture") and issued in the manner contemplated by the Registration Statement, will be the legal, valid and binding obligations of the Issuer.

    2. The Guarantees, when issued pursuant to the Indenture and in the manner contemplated by the Registration Statement, will be the legal, valid and binding obligations of the Guarantors.

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EchoStar DBS Corporation
EchoStar Communications Corporation
EchoStar Satellite Broadcasting Corporation
Dish, Ltd.
July 23, 1997
Page 2


     The opinions expressed herein are limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar federal or state laws or judicial decisions of general application relating to or affecting the enforcement of the rights of creditors and (b) general principles of equity, including the defenses of unconscionability, ambiguity and economic duress, whether asserted in equitable or in legal actions.

    We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                  Very truly yours,




                                  Baker & Hostetler LLP

DJR/pjg